EXHIBIT 10.1


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                                    CONTRACT

                          Chapter 1. General Provisions

         Qingxian Cement Factory, China, and Heng Fai China Industries Ltd., Hong Kong, in accordance with The Law of the People's Republic of China on Chinese-Foreign Contractual Joint Ventures and other relevant laws and regulations of the People's Republic of China and through friendly negotiations on the principle of equality and mutual benefit, agree to the establishment in Qingxian County, Cangzhou, China, of a contractual joint venture, the contract of which is as follows.

                             Chapter 2. The Parties

         1. The Parties of this Contract:

                  Qingxian Cement Factory (hereinafter referred to as Party A), registered in Qingxian.

                  Legal address: 47, Group 9, Lizhen, Qingzhou, Qingxian. Legal representative: Zhang Jicheng.
                  Position:  Factory director.
                  Nationality:  P.R. China.

                  Heng Fai China Industries Ltd. (hereinafter referred to as Party B), registered in Hong Kong.

                  Legal address: 7th Floor, Baskerville House, 22 Ice Street, Central, Hong Kong. Legal representative: Heng Fai Chan.
                  Position:  Chairman of the Board.
                  Nationality:  Britain.

                            Chapter 3. Incorporation

         2. Party A and Party B, in accordance with The Law of the People's Republic of China on Chinese-Foreign Contractual Joint Ventures and other relevant laws and regulations, agree to the incorporation of the Contractual Joint Venture (hereinafter referred to as the CJV), Cangzhou Jiuhe Cement Co., Ltd., within the territory of the People's Republic of China.

         3. The name of the CJV shall be: Cangzhou Jiuhe Cement Co., Ltd. Legal address: East Nanhuan Road, Qingxian, Hebei.

         4. All the activities of the CJV must be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

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         5. The CJV shall be a limited  liability  corporation.  The two Parties shall share the profits according to the prescribed rate and shall share the risks and losses according to their capital to the CJV. On the day the two Parties inject into the CJV their due capital the distributable profits produced by the existing production line of Party A during the construction period of the new production line shall be distributed at the rate of 3:7, i.e. Party A shall get 30% of the total profits produced by the existing production line of Party A and Party B shall get 70% of the total profits. After the new production line is put into operation, the distributable profits produced by the CJV shall first go to Party B until a total amount of 17 million RBM yuan which is the total contribution of Party B to the CJV. After that, the distributable profits produced by the CJV shall be distributed to Party A and Party B at the rate of 4.5:5.5:, i.e. Party A shall have 45% of the total profits and Party B shall have 55% of the total profits.

                 Chapter 4. Business Objectives, Scope and Scale

         6. The  objectives  of the CJV  shall  be,  on the  basis  of  economic cooperation and technical exchange and by adopting domestic advanced technologies, to improve the quality of cement through scientific management so that the cement the CJV produced shall enjoy priority both in quality and price in the market competition and to increase economic returns and satisfactory profits.

         7. The business scope of the CJV shall be to produce and sell cement.

         8. The business scale of the CJV shall be to produce, annually, 171,00 [sic] tons of portland blast-furnace cement.

               Chapter 5. Total Investment and Registered Capital

         9. The total investment of the CJV shall be 28 million RMB yaun.

         10. The two Parties shall contribute to the CJV a total of 24 million RMB yuan as the registered capital, of which Party A shall contribute 7 million which shall be 30% of the total registered capital and Party B shall contribute
1.954 million USD (equal to 17 million RMB yuan) which shall be 70% of the total registered capital.

         11. The two Parties shall contribute to the CJV in the following manner:

         Party A shall inject all the equipment and facilities of the 71000-ton production line and other fixed assets. The injection shall be valued for the purpose of equity participation at 7 million RMB yuan.

         Party B shall inject a total of U.S. dollars 1.954 in cash.

         12. The two Parties, subject to the prescriptions, shall inject all their respective capital within 6 months after obtaining the business license.

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         13. In case one Party should transfer part or all of its  contributions to a third Party, it must have the consent of the other Party and obtain the approval from the initial authorities concerned. When one Party should transfer part or all of its contributions, the other Party shall enjoy the priority in purchasing it.

                           Chapter 6. Responsibilities

         14. Party A and Party B shall assume the responsibilities set forth below:

         Responsibilities of Party A:

         1) Applying for and obtaining approval and business license from China's authorities concerned; business registration;

         2) Injecting in time due capital into the CJV according to the Stipulations of Articles 11 and 12 of this Contract;

         3) Purchasing and leasing for the CJV equipment, raw materials, office equipment, vehicles and telecommunication sets;

         4) Water, electricity and transportation;

         5) Employing Chinese managerial and technical personnel and other work force needed;

         6) Foreign working staffs' entry visa, work certificate and travel;

         7) Other affairs entrusted by the CJV.

         Responsibilities of Party B:

         1) Injecting into the CJV due capital according to the Stipulations of Articles 11 and 12 of this Contract;

         2) Entrusted by the CJV, purchasing equipment and raw materials for the CJV outside China;

         3) Injecting into Party A's bank 100,000 RMB yuan within 10 days after this Contract is signed as the first contribution;

         4) Other affairs entrusted by the CJV.

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                        Chapter 7. The Board of Directors

         15. The day on which the CJV is registered shall be the day on which the Board of Directors is established.

         16. The Board shall consist of 5 members, two of which, including the Vice-chairman, shall be appointed by Party A, and three of which, including the Chairman, shall be appointed by Party B. The terms of the Directors shall be 4 years and they shall continue their terms upon appointment by each Party.

         17. The Board shall be the highest authority to decide all the important businesses of the CJV.

         The following items shall have the unanimous consent of the Board:

         1) Modification of the Articles of Association;

         2) Termination and disincorporation of the CJV;

         3) Increasing and transferring of the registered capital of the CJV;

         4) Merging of the CJV with other economic organizations.

         Decisions for other affairs shall be made by simple majority of the Board.

         18. The Chairman of the Board shall be the legal representative of the CJV. When the Chairman is not able to perform his duties, he shall appoint temporarily the Vice-Chairman or other Directors to be his representative.

         19. The Chairman shall at least convene the Board meeting once a year. Temporary meetings shall be called by the Chairman at the proposal of one third of the Directors. The records of the meetings shall be kept.

                          Chapter 8. Managerial Organs

         20. The CJV shall establish the managerial organs to be in charge of the daily operation. The candidate for the General Manager shall be nominated by Party A and the candidates for the two deputy managers shall be nominated by both Party A and Party B respectively. Both the General Manager and the deputy General Managers shall be finally appointed by the Board and their terms shall be four years.

         21. The General Manager, with the assistance of the deputy managers, shall carry out all the decisions by the Board and Direct the daily operation of the CJV. The deputy General Manager nominated by Party B shall be the standing General Manager in charge of the finance of the CJV. Decisions on important issues of the CJV shall come into effect only with the

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signatures by both the General Manager and the deputy General Manager. The Board shall specify the issues requiring the signatures of both the General Manager and the deputy General Manager.

                  A number of department managers shall be appointed in charge of their departments respectively. They shall handle business assigned by the general manager and the deputy General Manager and be responsible to the General Manager and the deputy General Managers.

         22. The Board shall at any time make decisions to discharge the general manager and the deputy general managers in case they should engage in malpractice for selfish end and severely neglect their duties.

                        Chapter 9. Purchase of Materials

         23. Raw materials, fuel, spare parts, vehicles for transport and office equipment (hereinafter are referred to as the material) shall be purchased first in China under the same circumstances.

         24. When Party B, entrusted by the CJV, purchases the materials for the CJV at international market, Party B shall have the consent of Party A on the price and the quality of the material, Party A may send agents to participate in the purchase in case considering it necessary.

                                Chapter 10. Labor

         25. The employing and dismissing of workers, the employees' wages, labor insurance, welfare, reward and punishment shall be made by the Board in accordance with the Regulations of the People's Republic of China on the Labor Management in Chinese-Foreign Equity Joint Ventures and the Rules for the implementation of these Regulations and shall be specified in the contracts by and between the CJV and the Labor Union or by and between the CJV and the individual employee respectively.

                  The labor contracts shall be reported to the local labor management for reference after the contracts are signed.

         26. The Board shall make decisions for the employment of senior employees recommended by the two Parties and shall make decisions for the wages, insurance, welfare and travel expenses for these senior employees.

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                       Chapter 11. Tax, Finance and Audit

         27. The CJV shall pay all the due taxes according to the relevant laws and regulations of the People's Republic of China.

         28. The employees of the CJV shall pay the due individual income tax and the individual regulating tax according to the laws of PRC on individual income.

         29. The CJV shall, in accordance with the Law of the People's Republic of China on Chinese-Foreign Contractual Joint Ventures, withdraw reserve fund, enterprise extension fund, employees' welfare fund and bonus fund. The ratio of these funds per year shall be decided by the Board according to the operation of the CJV.

         30. The accounting year of the CJV shall coincide with the calendar year, i.e. from January 1 to December 31 on the Gregorian calendar.

         All the CJV's accounting books, statements and documents shall be made in Chinese.

         31. The CJV shall invite the public accountants chartered in China to examine and retrace its finance and shall report the results to the Board and the General Manager.

         In case Party B thinks it necessary to invite foreign auditors to carry out annual audit, Party A shall agree to it and Party B shall bear all the expenses.

         32. The General Manager shall, within the first three months of each operating year, be in charge of making the balance sheet, the statement of profits and losses and the program of distributing the profits and shall report them to the Board for approval.

                      Chapter 12. Duration for Cooperation

         33. The term of the CJV shall be 30 years. The day on which the business license is issued shall be the day on which the CJV is established.

         The CJV shall, at one Party's proposal and with the approval of the Board, submit, 6 months prior to the expiration of the CJV, an application to the Ministry of Foreign Trade and Economic Cooperation or the authorities entitled by the Ministry for prolonging the CJV.

                Chapter 13. Property of the CJV at the Expiration

         34. The residual assets of the CJV shall belong to Party A at the expiration of the CJV. In case this Contract should be terminated in advance, the CJV shall carry out the liquidation, and the assets after liquidation shall first be distributed to each Party as the balance between the profits each Party has already got and the contribution each Party made to the CJV,

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and the  surplus  after  this  distribution  shall be paid to each  Party at the prescribed rate, i.e. Party A shall get 30% of the surplus and Party B shall get 70% of the surplus.

                              Chapter 14. Insurance

         35. The CJV shall have insurances in The People's Insurance Company of China. The kinds of insurance, the insured value and the term shall be decided by the Board according to the rules of the Insurance Company.

        Chapter 15. Modification, Change and Dissolution of This Contract

         36. A written agreement shall be made and signed by both Parties to modify this Contract. The modified contract shall come into effect only with the approval of the authorities concerned.

         37. In case there is accidental force so that this Contract cannot be carried out, or in case there are successive losses so that the CJV cannot continue its operation, the cooperation shall be terminated and this Contract shall be dissolved in advance with the unanimous consent of the Board and with the approval of the initial authorities concerned.

         38. In case one Party should fail to perform its duties or severely breach the stipulations of this Contract and breach severely the stipulations of the Articles of Association so that the operation of the CJV cannot be continued or the operation goals cannot be achieved, it will all be considered to break the Contract unilaterally, and the other Party shall have the right to claim from the break promiser and shall have the right to, according to the rules of this Contract and with the approval of the initial authorities concerned, terminate this Contract. In case both Parties should agree to continue the cooperation, the break promiser shall indemnify the CJV for the losses incurred.

             Chapter 16. Liabilities for the Breach of this Contract

         39. In case one Party should fail to contribute in time the capital to the CJV specified in Chapter 5 of this Contract and still fail to make the contribution after 3 months, the observant Party shall have the right to terminate this Contract according to Article 38 of this Contract and shall have the right to claim from the break promiser.

         40. In case this Contract and the appendices cannot be implemented or part of them cannot be implemented due to one Party's fault, this Party shall bear the responsibilities. In case this contract and the appendices cannot be implemented or part of them cannot be implemented due to both Parties' fault, each Party shall bear its own responsibilities according to the actual situation.

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                            Chapter 17. Force Majeure

         41. In case there should be earthquake, typhoon, flood, fire, war and other unpredicted Force Majeure whose occurrence cannot be prevented and whose aftermath cannot be avoided so that this Contract should fail to be carried out according to the agreed schedule, the Party who meets with the accidents shall inform the other Party by telegram of the accident and the details of the accident within 15 days and provide the other Party with the valid documents issued by the local notary office which bear the descriptions for the unimplementation or partial unimplementation or for delaying implementation of this Contract, and the two Parties shall, according to the aftermath of the accident, hold negotiations on whether or not to dissolve this Contract or partly to implement this Contract or to delay the implementation of this Contract.

                             Chapter 18. Law Affairs

         42. The conclusion, validity, interpretation and implementation of this Contract shall be governed by the laws of the People's Republic of China.

                              Chapter 19. Disputes

         43. All disputes in connection with this Contract or the execution thereof shall be resolved through friendly negotiation. Where no settlement can be reached, the disputes shall be referred to the Arbitration Committee of the China Council for the Promotion of International Trade for arbitration according to the rules of the Arbitration Committee. The decisions of the Arbitration Committee shall be accepted as final and binding upon both Parties. The losing Party shall bear the arbitration expenses.

         44. During arbitration, the articles of this Contract shall continue to be carried out except those parts under arbitration.

                      Chapter 20. The Contractual Language

         45.      This Contract is made in the Chinese language.

                Chapter 21. Validity of This Contract and Others

         46. The appendices, including the Articles of Association and the List of Imported Materials, shall all be parts of this Contract.

         47. This Contract and the appendices shall come into force on the day of approval by the Ministry of Foreign Trade and the Economic Cooperation of the People's Republic of China or by entitled authorities by the Ministry.

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         48. In case one Party  should send notices to the other Party by fax or telegram and the notices should involve the other Party's right and liabilities, it shall send the other Party a letter bearing the same information. The addresses of both Parties in this Contract shall be the addresses to which to send the information.

         49. This Contract is signed by the legal representatives from both Parties on June 25, 1994 in Cangzhou, China.

Party A:                                      Party B:

Qingxian Cement Factory                       Heng Fai China Industries Limited

Legal Representative:                         Legal Representative:

/s/ Zhang Jicheng                             /s/ Fai H. Chan
----------------------------------            -----------------------------
Zhang Jicheng                                 Fai H. Chan

                                  June 25, 1994








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                             Supplementary Agreement

         This Supplementary Agreement is made by and between China Qingxian Cement Factory (hereinafter referred to as Party A) and Heng Fai China Industries Limited, Hong Kong (hereinafter referred to as Party B) on the basis of equality and mutual benefit and in accordance with the Law of the People's Republic of China on Chinese-Foreign Contractual Joint Ventures and other relevant laws and regulations and with the Contract and the Articles of Association of Cangzhou Jiuhe Cement Co., Ltd (hereinafter referred to as the
CJV).

         1. Party B, in order to continue the operation in the initial period of the CJV, shall agree to the use by the CJV of the existing working capital of Party A for one year after the CJV is established and the CJV shall pay Party A the interest according to the interest rate of the contemporaneous bank loan and shall pay back the capital to Party A by installment within the current year. The CJV shall apply for loan from banks for the shortage of the working capital.

         2. The two Parties shall inject into the CJV their due capital within 6 months from the day on which the business license is issued. Party B shall, within 10 days after the Contract of the CJV is signed, inject into Party A's account 11,500 US dollars (equal to 100,000 RMB yuan) as the first contribution of Party B. In case Party A should fail to perform its duties specified in the Contract and the Articles of Association of the CJV before the business license is obtained, Party B shall have the right to terminate the Contract and Party A shall pay back to Party B the first contribution. In case Party B should fail to perform the Contract and the Articles of Association, Party A shall have the right to terminate the Contract and the first contribution of Party B shall finally belong to Party A.

         3.       Appropriation of Profits

         Profits of the CJV shall be distributed to each Party every six months according to the prescribed rate. The distributing program and the amount payable to each Party shall be published within 2 months after each semi-accounting year.

         4. Party A shall agree to the commission of Cangzhou Keng Fong Investment & Consultancy Co., Ltd (hereinafter referred to as CZ Keng Fong) by Party B to act as Party B's agent in charge of all affairs of Party B in the CJV.

         1) On the day Party B makes its due contribution to the CJV, Party A and Party B shall pay CZ Keng Fong a consulting fee which is 3% of the total contribution of Party B, of which Party A shall pay 0.9% and Party B shall pay 2.1%. The consulting fee shall be entered into the CJV's organization expenses as the item of deferred assets.

         2) After the first contribution of Party B to the CJV, Party A shall agree that a team of three members by CZ Keng Fong representing Party B will come to the Cement Factory to carry out examination of the Factory and present a report on whether to continue or terminate the Contract.

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         3) Party A shall agree,  after Party B injects all the due capital into the CJV, that CZ Keng Fong, entitled by Party B, will send accountants and managerial personnel to the CJV to participate in the daily management of the CJV. The wages and salaries of the personnel shall be paid by the CJV to CZ Keng Fong.

         5. The Board of Directors shall appoint the first General Manager and the deputy General Manager who are nominated by Party A and shall appoint the standing deputy General Manager who is nominated by CZ Keng Fong and entitled by Party B. The wages of the standing deputy Manager entitled by Party B shall be paid by the CJV per month to CZ Keng Fong.

         6. This Supplementary Agreement, as the major appendix to the Contract of the CJV, shall be of the equal validity of the Contract.

         7. All disputes in connection with this Agreement shall be settled through friendly negotiations. Where no settlement can be reached, the disputes shall be submitted to the Arbitration Committee of the China Council for the Promotion of International Trade or its Shenzhen Office for arbitration. The decisions of the Arbitration Committee shall be accepted as final and binding upon both Parties.

         8. After this Agreement comes into effect, both Parties shall observe it earnestly. In case one Party should fail to perform this Agreement, the other Party shall have the right to claim from it.

         9. This Agreement is made in the Chinese language.

         10. This Agreement shall come into force with the signatures of the representatives from both Parties and with the approval of Cangzhou Bureau of Foreign Trade and Economic Cooperation.

         11. This Agreement is signed by the authorized representatives from both Parties on June 25, 1994 in Cangzhou, China.

Party A:                                      Party B:

Qingxian Cement Factory                       Heng Fai China Industries Limited

Legal Representative:                         Legal Representative:

/s/ Zhang Jicheng                             /s/ Fai H. Chan
-------------------------------------         --------------------------------
Zhang Jicheng                                 Fai H. Chan










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         I hereby certify that the foregoing is a fair and accurate  translation of this document which was originally prepared in Chinese.

                                        /s/ Heng Fai Chan

                                        Heng Fai Chan, President
                                        Heng Fai China Industries, Inc.











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